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                                                                   Exhibit 3.2.1

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                  ANACOMP, INC.

                             As of January 13, 2004

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

          Section 1.1 ANNUAL MEETINGS. Annual meetings of the shareholders of the Corporation shall be held at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors.

          Section 1.2 SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or the President. In calling such a special meeting of shareholders, the Board of Directors or the President, as the case may be, calling a special meeting of shareholders shall set the date, time, and place of such meeting, which may be held within or without the State of Indiana.

          In addition, a special meeting of shareholders may be called by one or more shareholders beneficially holding (determined pursuant to SEC Rule 13d-3 under the Securities Exchange Act of 1934, as amended) outstanding shares that in the aggregate are entitled to cast not less than fifteen percent (15%) of the votes at the meeting. If a special meeting is called by anyone other than the Board of Directors or the President, the shareholder(s) calling the special meeting shall make a request in writing, delivered personally or sent by facsimile transmission, to the President and the Secretary stating (i) the ownership of shares by the requesting shareholder(s), (ii) the request of such shareholder(s) for a special meeting, and (iii) the matters that the shareholder(s) proposes to be transacted at the special meeting. Any such request shall comply with the requirements of any other applicable provisions of these Bylaws, including without limitation the advance notice provisions of Sections 1.9 (Notice of Shareholder Business at a Meeting) and 2.8 (Nomination of Director Candidates) hereof. Within twenty (20) days after receipt of such request, the Secretary shall cause notice to be given to the shareholders entitled to vote in accordance with Section 1.3 of these Bylaws, stating that a meeting will be held at a time and date specified in such notice and stating the matters proposed to be transacted at such meeting. Any special meeting called by shareholders shall be held at the principal executive office of the Corporation. If notice to the shareholders is not given by the Secretary within twenty (20) days after receipt of the request, the shareholder(s) requesting the meeting may pursue available remedies provided by Indiana law. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors or the President may be held.

          Section 1.3 NOTICES. A written notice, stating the date, time, and place of any meeting of the shareholders, and in the case of a special meeting containing a description of the

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purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten
(10) nor more than sixty (60) days before the date of the meeting, or as otherwise provided by the Indiana Business Corporation Law ("Corporation Law"). Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of shareholders.

          A shareholder or his proxy may at any time waive notice of any meeting of shareholders if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has in the manner above provided waived notice or objection to notice of the shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

          If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time, or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

          Section 1.4 VOTING. Except as otherwise provided by the Corporation Law or the Corporation's Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date and represented in person or by proxy at the annual or special meeting shall entitle the record holder thereof, or his proxy, to one (1) vote on each matter voted on at the meeting.

          Section 1.5 QUORUM. Unless the Corporation's Articles of Incorporation or the Corporation Law provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any meeting held pursuant to an adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          Section 1.6 VOTE REQUIRED TO TAKE ACTION. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of

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Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, unless the Corporation's Articles of Incorporation or the Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

          Section 1.7 RECORD DATE. Only such persons shall be entitled to notice or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting unless otherwise permitted by the Corporation Law. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

          Section 1.8 PROXIES. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at a meeting of shareholders held within the time provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Subject to the Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

          Section 1.9 NOTICE OF SHAREHOLDER BUSINESS AT MEETINGS. At any annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a shareholders or (d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders, properly brought before the special meeting by a shareholder. For business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal offices of the corporation no later than the earlier of (i) the date on which shareholder proposals to be included in the proxy statement must be received by the Corporation under the requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or (ii) 60 days before the date of the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder

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proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except for such business properly brought before the meeting in accordance with the procedures set forth in this Section 1.9. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business proposed to be brought before a shareholders meeting was not properly brought before the meeting in accordance with the provisions of this Section 1.9; and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II
                                    DIRECTORS

          Section 2.1 NUMBER AND TERM. The business of the Corporation shall be managed by a Board of Directors consisting of at least six Directors and no more than twelve Directors. The exact number of Directors of the Corporation shall be fixed by the Board of Directors within the range established by the preceding sentence, and may be changed within that range from time to time by the Board of Directors. Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following his election. Despite the expiration of a Director's term, the Director shall continue to serve until his successor is elected and qualified or until the earlier of his death, resignation, disqualification, or removal, or until there is a decrease in the number of Directors. Any vacancy in the Board of Directors, from whatever cause arising, including any increase in the size of the Board of Directors as fixed by the Board of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (even if less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board of Directors are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected.

          The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board of Directors or as a committee of the Board of Directors to the extent permitted in Section 2.7 hereof.

          A majority of the members of the Board of Directors may elect from among its members a Chairman of the Board or up to two members to be each a Co-Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors at which he is present. In addition, the Chairman of the Board shall have and may exercise all the powers and duties that are incident to his position that are delegated to him from time to time by the Board of Directors. Each Co-Chairman of the Board shall have and may exercise all the powers and duties that a single Chairman of the Board could have or exercise, and any reference to Chairman of the Board herein shall, if applicable, include each Co-Chairman of the Board. The Chairman of the Board may be an officer of the Corporation.

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          Section 2.2   QUORUM AND VOTE REQUIRED TO TAKE ACTION. At least one
half of the whole Board of Directors (the size of which shall be determined in accordance with the latest action of the Board of Directors fixing the number of Directors) shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation Law, the Corporation's Articles of Incorporation, or these Bylaws.

          Section 2.3 ANNUAL AND REGULAR MEETINGS. The Board of Directors shall meet annually, without notice, on the same day as the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said meeting, may be held without notice of the date, time, place or purpose of the meeting or on such dates, at such times, and at such places as shall be fixed by resolution adopted by the Board of Directors or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

          Section 2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by any member of the Board of Directors upon not less than forty-eight (48) hours' notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board of Directors may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          Section 2.5 WRITTEN CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed under this Section
2.5 has the effect of a meeting vote and may be described as such in any document.

          Section 2.6 PARTICIPATION BY CONFERENCE TELEPHONE. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

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          Section 2.7   COMMITTEES.

          (a) The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

          (b) To the extent specified by the Board of Directors in the resolutions creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

          (i) authorize dividends or other distributions as defined by the Corporation Law, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors;

          (ii) approve or propose to shareholders action that is required to be approved by shareholders;

          (iii) fill vacancies on the Board of Directors or on any of its committees;

          (iv)    amend the Corporation's Articles of Incorporation;

          (v)     adopt, amend, repeal, or waive provision of these Bylaws, or

          (vi)    approve a plan of merger not requiring shareholder approval.

          (c) Except to the extent inconsistent with the resolutions creating a committee, Section 2.1 through 2.6 of these Bylaws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements, and telephone participation in meetings of the Board of Directors apply to the committee and its members as well.

          Section 2.8 NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a shareholder nomination for a director to be elected at a meeting shall be received by the Corporation's Secretary at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date of the previous year's annual meeting, or in the event directors are to be elected at a special meeting, notice by a shareholder of a director nomination to be timely must be received not later than the close of business on the fifth day following the earlier of (i) the day on which such notice of the date of the meeting was

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mailed or (ii) the day on which public disclosure of the holding of the meeting was made (including filing preliminary or definitive proxy materials with the Securities and Exchange Commission). Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy a statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 2.8 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.8 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.8, such nomination shall be void; provided, however, that nothing in this Section
2.8 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the designation for any series of Preferred Stock.

                                   ARTICLE III
                                    OFFICERS

          Section 3.1 DESIGNATION, SELECTION, AND TERMS. The officers of the Corporation shall consist of the President and the Secretary. The Board of Directors may also elect Vice Presidents, Assistant Secretaries, a Treasurer, Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In addition, the President may, from time to time, create and appoint such assistant officers as he deems desirable. The officers of the Corporation shall be elected by the Board of Directors (or appointed by the President as provided above) and need not be selected from among the members of the Board of Directors. Any two (2) or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors

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and, with respect to officers appointed by the President, also at the pleasure of such officer. The election or appointment of an officer does not itself create contract rights.

          Section 3.2 REMOVAL AND VACANCIES. The Board of Directors may remove any officer at any time with or without cause. An officer appointed by the President may also be removed at any time, with or without cause, by such officer. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the President, to the extent provided in Section 3.1 of these Bylaws).

          Section 3.3 PRESIDENT. The President, who need not be chosen from among the Directors, shall be the Chief Executive Officer of the Corporation and shall have general and active, executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors. He shall, in general, perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 3.4 SECRETARY. The Secretary shall be the custodian of the books, papers, and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by the Corporation Law (other than accounting records) and that the Corporation files with the Indiana Secretary of State the annual report required by the Corporation Law. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he shall perform all of the other duties usual in the office of the Secretary of a corporation.

                                   ARTICLE IV
                                     CHECKS

          All checks, drafts, or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation.

                                    ARTICLE V
                                      LOANS

          Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notices, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

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                                   ARTICLE VI
                             EXECUTION OF DOCUMENTS

          The President, or any officer designed by him, may, in the Corporation's name, sign all deeds, leases, contracts, or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Articles of Incorporation, or as otherwise required by law.

                                   ARTICLE VII
                                      STOCK

          Section 7.1 EXECUTION. Certificates for shares of the capital stock of the Corporation shall be signed (either manually or in facsimile) by two officers designated from time to time by the Board of Directors and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.

          Section 7.2 CONTENTS. Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class and the designation of the series, if any, of shares the certificate represents, and, whenever the Corporation is authorized to issue more than one class of shares or different series within a class, each certificate issued after the effectiveness of such authorization shall further state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and series and the authority of the Board of Directors to determine variations in rights, preferences and limitations for future series.

          Section 7.3 TRANSFERS. Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer and delivered to the Secretary or an Assistant Secretary.

          Section 7.4 STOCK TRANSFER RECORDS. There shall be entered upon the stock records of the Corporation the number of each certificate issued; the name and address of the registered holder of such certificate; the number, kind, and class or series of shares represented by such certificate; the date of issue; whether the shares are originally issued or transferred; the registered holder from whom transferred; and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the name and addresses of all shareholders and the number and class of shares held by each. If a

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transfer agent is appointed by the Corporation, shareholders shall give written notice of any change in their addresses from time to time to the transfer agent.

          Section 7.5 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature of either or both.

          Section 7.6 LOSS, DESTRUCTION, OR MUTILATION OF CERTIFICATES. The holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and its registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

          Section 7.7 FORM OF CERTIFICATES. The form of the certificate of shares of the capital stock of the Corporation shall conform to the requirements of Section 7.2 of these Bylaws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

          Section 7.8 DIRECT REGISTRATION SYSTEM. Nothing in these Bylaws shall be construed as limiting the authority of the Board of Directors of the Corporation to authorize a direct registration system whereby the registration of the issuance and transfer of any or all of the shares of any or all classes of capital stock of the Corporation (or of any or all series of such shares) may be entered in the Corporation's stock records in book-entry form without the issuance of certificates therefor.

                                  ARTICLE VIII
                                      SEAL

          The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation on the periphery thereof and the word "SEAL" in the center. However, the use of a corporate seal or an impression thereof is not required and does not affect the validity of any instrument whatsoever.

                                   ARTICLE IX
                                  MISCELLANEOUS

          Section 9.1 CORPORATION LAW. The provision of the Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these Bylaws are hereby, by reference, incorporated in and made a part of these Bylaws.

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          Section 9.2   FISCAL YEAR. The fiscal year of the Corporation shall
end on the 30th of September of each year.

          Section 9.3 BUSINESS COMBINATION CHAPTER APPLICABLE. The provisions of the Business Combinations Chapter of the Corporation Law (Indiana Code 23-1-43) are applicable to the Corporation. The provisions of the Control Shares Acquisition Chapter of the Corporation Law (Indiana Code 23-1-42) are inapplicable to "control share acquisitions" (as therein defined) of shares of the Corporation.

          Section 9.4 DEFINITION OF ARTICLES OF INCORPORATION. The term "Articles of Incorporation" as used in these Bylaws means the Amended and Restated Articles of Incorporation of the Corporation, as further amended and restated from time to time.

          Section 9.5 AMENDMENTS. These Bylaws may be rescinded, changed, or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the number of Directors then in office at the time, except as otherwise required by the Corporation's Articles of Incorporation or by the Corporation Law.

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